Exhibit 99.1

Stanley Black & Decker Reports 4Q and Full Year 2025 Results

Solid Execution Delivers Full-Year Gross Margin and Net Income Growth
Amid Dynamic Operating Environment

Strong Cash Generation Supports Capital Allocation Priorities of
Shareholder Dividends and Further Debt Reduction

New Britain, Connecticut, February 4, 2026 … Stanley Black & Decker (NYSE: SWK), a global leader in tools and outdoor solutions, today announced fourth quarter and full year 2025 financial results.

Fourth Quarter Highlights
•Net sales of $3.7 billion, down 1% versus prior year and down 3% on an organic basis*
•Gross margin of 33.2%, up 240 basis points versus prior year; adjusted gross margin* of 33.3%, up 210 basis points versus prior year
•EPS of $1.04; adjusted EPS* of $1.41
•Cash from operating activities of $956 million; free cash flow* of $883 million
•Announced definitive agreement to divest the Consolidated Aerospace Manufacturing (CAM) business for $1.8 billion in cash

Full Year Highlights
•Net sales of $15.1 billion, down 2% versus prior year and down 1% on an organic basis*
•Gross margin of 30.3%, up 90 basis points versus prior year; adjusted gross margin* of 30.7%, up 70 basis points versus prior year
•EPS of $2.65 and adjusted EPS* of $4.67
•Cash from operating activities of $971 million and free cash flow* of $688 million, which supported approximately $240 million in total debt reduction

Chris Nelson, Stanley Black & Decker's President & CEO, commented, “Stanley Black & Decker delivered solid results across our key focus areas in 2025, with continued gross margin and net income growth, strong free cash flow*, a strengthened balance sheet, and strategic investments focused on driving sustainable, profitable growth. I would like to thank our team for their resilience and commitment to serving our customers and achieving these results despite the dynamic environment.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
“Looking ahead, we are excited about the opportunities for Stanley Black & Decker and remain committed to and confident in our ability to achieve our long-term financial objectives, even if 2026 presents another uncertain, dynamic year.”

4Q 2025 Results (all comparisons versus prior year)

•Net sales of $3.7 billion, down 1%, as higher price (+4%) and currency (+2%) were more than offset by lower volume (-7%). The volume decline was primarily due to retail softness in North America.

•Gross margin of 33.2%, up 240 basis points, and adjusted gross margin* of 33.3%, up 210 basis points. This significant year-over-year expansion was primarily due to higher pricing, tariff mitigation, and supply chain cost reductions.

•SG&A expenses of 21.8% of sales, down 120 basis points, and adjusted SG&A expenses* of 21.5%, down 100 basis points. This reduction was primarily due to disciplined and targeted cost management, which more than offset strategic growth investments.

•The tax rate of 30.6% and the adjusted tax rate* of 26.6%.

•Net earnings were 4.3%, a decrease of 90 basis points, due predominantly to the change in year-over-year tax rate. EBITDA margin* of 11.8%, an increase of 270 basis points, and adjusted EBITDA margin* of 13.5%, an increase of 330 basis points.

•Cash from operating activities of $956 million, and free cash flow* of $883 million. This strong performance was driven primarily by working capital improvements and tariff mitigation.

4Q 2025 Segment Results

($ in M)	Sales	Segment Profit	Charges[1]	Adj. Segment Profit*	Segment Margin	Adj. Segment Margin*
Tools & Outdoor	$3,160	$418.3	$11.4	$429.7	13.2%	13.6%
Engineered Fastening[2]	$524	$63.2	$0.2	$63.4	12.1%	12.1%
1 See Non-GAAP adjustments on page 15.
2 Formerly known as "Industrial". Refer to page 12 for further information.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Tools & Outdoor net sales were down 2% year over year, as higher pricing (+5%) and currency tailwinds (+2%) were more than offset by volume declines (-9%). Organic revenues* were down 4%, driven primarily by power tool demand dynamics in retail channels in North America and a soft market backdrop in several developed markets, offset partially by growth in outdoor products. North America sales declined by 4% on a total basis and 5% organically*, Europe increased by 5% on a total basis but decreased by 3% organically*, while the Rest of World saw declines of 2% on a total basis and 4% organically*. The Tools & Outdoor segment margin was 13.2%, up 400 basis points year over year, and Adjusted segment margin* was 13.6%, up 340 basis points. This significant margin expansion was primarily due to higher pricing, tariff mitigation, and supply chain cost reductions.

Engineered Fastening net sales were up 6% year over year, as strong volume (+7%), slightly higher pricing (+1%) and a modest tailwind from currency (+1%) were partially offset by a product line transfer to Tools & Outdoor (-3%). Organic revenues* were up 8%, due primarily to strong demand in aerospace and automotive. The Engineered Fastening segment margin and adjusted segment margin* were 12.1%, both up 140 basis points year over year. This significant margin expansion was primarily due to higher volumes, modest price increases, and strong cost controls.

FY 2025 Segment Results

($ in M)	Sales	Segment Profit	Charges[1]	Adj. Segment Profit*	Segment Margin	Adj. Segment Margin*
Tools & Outdoor	$13,158	$1,328.8	$81.6	$1,410.4	10.1%	10.7%
Engineered Fastening[2,3]	$1,972	$197.0	$29.3	$226.3	10.0%	11.5%
1 See Non-GAAP adjustments on page 16.
2 Formerly known as "Industrial". Refer to page 12 for further information.
3 Refer to page 12 for CAM business performance.

Cost Reduction Program Targets Achieved with $2.1 Billion in Savings
The Global Cost Reduction Program generated approximately $120 million of incremental pre-tax run-rate cost savings in the fourth quarter. Since its inception in mid-2022, the program has generated approximately $2.1 billion of pre-tax run-rate savings, achieving its original cost savings target. Operational excellence is and will remain one of the Company’s three strategic imperatives. The Company will institutionalize the pursuit of annual productivity savings, as continuous improvement processes continue to drive sustainable growth and margin expansion.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Announced Divestiture Will Drive Meaningful Reduction of Debt Leverage
The Company announced a definitive agreement on December 22, 2025 to divest the CAM business for $1.8 billion in cash. Net proceeds – after taxes and fees – are expected to be in the range of $1.525 billion to $1.6 billion, which the Company expects to utilize to reduce debt. The transaction is expected to close in the first half of 2026 and is subject to regulatory approval and other customary closing conditions. Until the transaction closes, the results of CAM will remain in continuing operations.

Patrick Hallinan, EVP, Chief Financial Officer & Chief Administrative Officer, commented, "In 2025, our rapid response to tariffs and continued strategic focus resulted in meaningful margin and leverage reduction progress despite a challenging environment. Achieving full year adjusted gross margin* of 30.7% and free cash flow* of $688 million were each critical to reducing our debt by approximately $240 million, returning $500 million of cash to shareholders through our dividend, and also supporting incremental growth investments to fuel brand building and innovation for future results.

“Our priorities are clear. We remain committed to executing our strategic plans to attain our near-term and long-term margin and cash flow objectives, while also reducing our net debt leverage ratio via the CAM divestiture and enhancing our earnings power to position the Company for long-term growth and value creation.”

2026 Planning Assumptions
The Company expects 2026 EPS to be in the range of $3.15 to $4.35 on a GAAP basis and in the range of $4.90 to $5.70 on an adjusted basis*. This represents growth of 42% and 13%, respectively, at the midpoint of each range. The Company is targeting free cash flow* to be in the range of $700 to $900 million, reflecting an increase of 16% at the midpoint. These underlying planning assumptions include CAM results for the first half of 2026 and the current tariff landscape.

The difference between the GAAP and Adjusted EPS* assumption range is approximately $1.35 to $1.75, consisting primarily of charges related to footprint actions and other cost actions.

4Q 2025 Non-GAAP Adjustments
Total pre-tax non-GAAP adjustments in the fourth quarter were $64.1 million, primarily related to restructuring costs, a non-cash asset impairment charge, and footprint actions related to the supply chain transformation. Gross profit and SG&A included $5.9 million and $7.9 million of charges, respectively, while Other-net included a net benefit of $7.1 million. The Company also recognized Restructuring charges of $37.0 million and Asset impairment charges of $20.4 million.

*Non-GAAP Financial Measure As Further Defined On Page 6

Exhibit 99.1
Earnings Webcast
Stanley Black & Decker will host a webcast with investors today, February 4, 2026, at 8:00 am ET. A slide presentation, which will accompany the call, will be available on the "Investors" section of the Company’s website at www.stanleyblackanddecker.com/investors and will remain available after the call.

The call will be available through a live, listen-only webcast or teleconference. Links to access the webcast, register for the teleconference, and view the accompanying slide presentation will be available on the "Investors" section of the Company’s website, www.stanleyblackanddecker.com/investors under the subheading "News & Events." A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website.

About Stanley Black & Decker
Founded in 1843 and headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company's approximately 43,500 employees produce innovative end-user inspired power tools, hand tools, storage, digital jobsite solutions, outdoor and lifestyle products, and engineered fasteners to support the world’s builders, tradespeople and DIYers. The Company's world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®. To learn more visit: www.stanleyblackanddecker.com or follow Stanley Black & Decker on Facebook, Instagram, LinkedIn and X.

Investor Contacts:

Michael Wherley	Christina Francis
Vice President, Investor Relations	Senior Director, Investor Relations
michael.wherley@sbdinc.com	christina.francis@sbdinc.com
(860) 827-3833	(860) 438-3470

Media Contacts:

Debora Raymond
Vice President, Public Relations
debora.raymond@sbdinc.com
(203) 640-8054

Exhibit 99.1
Non-GAAP Financial Measures
Organic revenue or organic sales is defined as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months, foreign currency fluctuations, and transfers of product lines between segments. Organic revenue growth, organic sales growth or organic growth is organic revenue or organic sales divided by prior year sales. Gross profit is defined as sales less cost of sales. Gross margin is gross profit as a percent of sales. Segment profit is defined as sales less cost of sales and selling, general and administrative (“SG&A”) expenses (aside from corporate overhead expense). Segment margin is segment profit as a percent of sales. EBITDA is earnings before interest, taxes, depreciation and amortization. EBITDA margin is EBITDA as a percent of sales. Gross profit, gross margin, SG&A, segment profit, segment margin, earnings, EBITDA and EBITDA margin are adjusted for certain gains and charges, such as supply chain transformation costs, asset impairments, voluntary retirement program costs, environmental charges, acquisition and divestiture-related items, restructuring, and other adjusting items. Income taxes attributable to Non-GAAP adjustments are determined by calculating income taxes on pre-tax earnings, both inclusive and exclusive of Non-GAAP adjustments, taking into consideration the nature of the Non-GAAP adjustments and the applicable statutory income tax rates.

Management uses these metrics as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Adjusted earnings per share or adjusted EPS, is diluted GAAP EPS excluding certain gains and charges. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners and is useful information for investors. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. Net debt to adjusted EBITDA is total debt less cash on hand divided by adjusted EBITDA. The Non-GAAP financial measures are reconciled to GAAP on pages 13 through 18 and in the appendix to the earnings conference call slides available at http://www.stanleyblackanddecker.com/investors. The Company considers the use of the Non-GAAP financial measures above relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of certain gains and charges and ensures appropriate comparability to operating results of prior periods.

The Company provides expectations for the non-GAAP financial measures of full year 2026 adjusted EPS, presented on a basis excluding certain gains and charges, as well as 2026 free cash flow. Forecasted full-year 2026 adjusted EPS is reconciled to forecasted full-year 2026 GAAP EPS under “2026 Planning Assumptions”. Consistent with past methodology, the forecasted full-year 2026 GAAP EPS excludes the impacts of potential acquisitions and divestitures (unless otherwise noted), future regulatory changes or strategic shifts that could impact the Company's contingent liabilities or intangible assets, respectively, potential future cost actions in response to external factors that have not yet occurred, and any other items not specifically referenced under “2026 Planning Assumptions”. A reconciliation of forecasted free cash flow to its most directly comparable GAAP estimate is not available without unreasonable effort due to high variability and difficulty in predicting items that impact cash flow from operations, which could be material to the Company’s results in accordance with U.S. GAAP. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for this forward-looking measure.

The Company may also provide multi-year strategic goals for the non-GAAP financial measures of adjusted gross margin and net debt to adjusted EBITDA, presented on a basis excluding certain gains and charges. A reconciliation for these non-GAAP measures is not available without unreasonable effort due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to certain gains or charges that would generally be excluded from non-GAAP financial measures and which could be material to the Company’s results in accordance with U.S. GAAP. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future multi-year periods and cannot be accomplished without unreasonable effort. The Company believes such a reconciliation would also imply a degree of precision that is inappropriate for these forward-looking measures.

Exhibit 99.1
CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any goals, projections, guidance or planning assumptions or scenarios regarding earnings, EPS, income, revenue, margins or margin expansion, costs and cost savings, sales, sales growth, profitability, cash flow, leverage ratios or other financial items; any statements of the plans, strategies and objectives of management for future operations, including expectations around productivity and efficiency goals and future operational strategies following completion of the Company’s transformation; future market share gain, shareholder returns, any statements concerning innovation initiatives and proposed new products, services or developments and brand prioritization strategies; any statements regarding future economic conditions or performance; any statements concerning future dividends; any statements of beliefs, plans, intentions or expectations; any statements and assumptions or scenarios regarding possible tariff and tariff impact projections and related mitigation plans (including price actions, supply chain adjustments and expected timing and benefits related to such plans); any statements concerning the consummation of the CAM sale transaction, the Company’s ability to maximize value for shareholders through active portfolio management and the impact of the transaction to fund debt reduction and support the Company’s capital allocation strategy; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “could,” “project,” “plan,” “continue,” “believe,” “expect,” “anticipate”, “run-rate”, “annualized”, “forecast”, “commit”, “goal”, “target”, “design”, “on track”, “position or positioning”, “guidance,” “aim,” “looking forward,” “multi-year” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services as well as successful execution of, and realization of expected benefits from, the Company’s brand prioritization and investment strategy, including potential licensing initiatives and related restructuring efforts, and its ability to estimate and mitigate negative consequences from the same including, but not limited to, reduced ability to generate sales; (ii) macroeconomic factors, including global and regional business conditions, commodity availability and prices, inflation and deflation, interest rate volatility, currency exchange rates, and uncertainties in the global financial markets; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business or sources supply inputs, including those related to, taxation, data privacy, anti-bribery, anti-corruption, government contracts, and trade controls, including but not limited to, tariffs, import and export controls, raw material and rare earth related controls and other monetary and non-monetary trade regulations or barriers; (iv) the Company’s ability to predict the timing and extent of any trade related regulations, clearances, restrictions, including but not limited to, trade barriers, tariffs, raw material and rare earth related controls, as well as its ability to successfully assess the impact to its business of, and mitigate or respond to, such macroeconomic or trade, tariff and raw material and rare earth import/export control changes or policies (including, but not limited to, the Company’s ability to obtain price increases from its customers and complete effective supply chain adjustments within anticipated time frames and ability to obtain rare earth related supply clearances); (v) the economic, political, cultural and legal environment in the U.S., Europe, and the emerging markets in which the Company generates sales, particularly Latin America and China; (vi) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vii) pricing pressure and other changes within competitive markets; (viii) availability and price of raw materials, rare earth materials, component parts, freight, energy, labor and sourced finished goods; (ix) the impact that the tightened credit markets may have on the Company or its customers or suppliers; (x) the extent to which the Company has to write off accounts receivable, inventory or other assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (xi) the Company's ability to identify and effectively execute productivity improvements and cost reductions; including complexity reduction through platforming products and SKU reduction initiatives, and other manufacturing and administrative reorganization actions; (xii) potential business, supply chain and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, natural disasters or pandemics, sanctions, political unrest, war or terrorism, including the conflicts between Russia and Ukraine, and Israel and Hamas, and tensions or conflicts in South Korea, China, Taiwan and the Middle East; (xiii) the continued consolidation of customers, particularly in consumer channels, and the Company’s continued reliance on significant customers; (xiv) managing franchisee relationships; (xv) the impact of poor weather conditions and climate change and risks related to the transition to a lower-carbon economy, such as the Company's ability to successfully adopt new technology, meet market-driven demands for carbon neutral and renewable energy technology, or to comply with changes in environmental regulations or requirements, which may be more stringent and complex, impacting its

Exhibit 99.1
reporting processes and manufacturing facilities and business operations as well as remediation plans and costs relating to any of its current or former locations or other sites; (xvi) maintaining or improving production rates in the Company's manufacturing facilities (including leveraging its North American footprint in connection with tariff mitigation), responding to significant changes in customer preferences or expectations, product demand and fulfilling demand for new and existing products, and learning, adapting and integrating new technologies into products, services and processes; (xvii) changes in the competitive landscape in the Company's markets; (xviii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xix) the Company’s ability to predict the extent or timing of, and impact from, demand changes within domestic or world-wide markets associated with construction, homebuilding and remodeling, aerospace, outdoor, engineered fastening, automotive and other markets which the Company serves; (xx) potential adverse developments in new or pending litigation and/or government investigations; (xxi) the incurrence of debt and changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxii) substantial pension and other postretirement benefit obligations; (xxiii) potential regulatory liabilities, including environmental, privacy, data breach, workers compensation and product liabilities; (xxiv) attracting, developing and retaining senior management and other key employees, managing a workforce in many jurisdictions, labor shortages, work stoppages or other labor disruptions; (xxv) the Company's ability to keep abreast with the pace of technological change; (xxvi) changes in accounting estimates; (xxvii) the Company’s ability to protect its intellectual property rights and to maintain its public reputation and the strength of its brands; (xxviii) critical or negative publicity, including on social media, whether or not accurate, concerning the Company’s brands, products, culture, key employees or suppliers, or initiatives, and the Company’s handling of divergent stakeholder expectations regarding the same; and (xxix) the failure to consummate, or a delay in the consummation of, the CAM sale transaction for various reasons (including but not limited to failure to receive, or delay in receiving, required regulatory approvals and meet customary closing conditions), and failure to realize the expected benefits of the Company’s value creation, debt reduction and capital allocation strategy.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q, including under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes, and other filings with the Securities and Exchange Commission.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents that are incorporated by reference herein speak only as of the date of those documents. The Company does not undertake any obligation or intention to update or revise any forward-looking statements, whether as a result of future events or circumstances, new information or otherwise, except as required by law.